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                                                                    EXHIBIT 3.18


               AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

                                    OF ALM IP, LLC
                                   ________________


          This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") of ALM IP, LLC (the "Company") is made and entered into as of December 22, 1997 by and among ALM Holdings, LLC , U.S. Equity Partners, L.P. and ALM Offshore Intermediate Holdings, Inc. (collectively the "Members").

          WHEREAS, the Members desire to form a limited liability company under the Delaware Limited Liability Company Act, as amended from time to time (the "Act"), in accordance with the terms of this Agreement.

          NOW, THEREFORE, the parties hereto agree as follows:

          1. FORMATION. The Members, in consideration of their mutual covenants herein contained, agree to become members and to form the Company as a limited liability company pursuant to the Act. Each of the Members is authorized to file and record any amendments to the Certificate of Formation of the Company (the "Certificate") required pursuant to the Act and any other documents as may be required or appropriate under the laws of the State of Delaware.

          2. NAME. The name of the limited liability company formed hereby is ALM IP, LLC.

          3. PURPOSE. The purpose of the Company is to engage in all lawful business for which limited liability companies may be formed under the Act and the laws of the State of Delaware.

          4. REGISTERED OFFICE. The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          5. REGISTERED AGENT. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          6.   MEMBERS.  The names of the Members are as follows:

               (i)    ALM Holdings, LLC;

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               (ii)   U.S. Equity Partners, L.P.; and

               (iii)  ALM Offshore Intermediate Holdings, Inc.

          7. POWERS. The business and affairs of the Company shall be managed by the Members. Each of the Members shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purpose described herein, including all powers, statutory or otherwise, possessed by managing members under the laws of the State of Delaware. The Members may, by resolution adopted by a majority of the Members, designate one or more committees, each to have such lawfully delegable powers and duties as the Members may confer.
Except as provided by law, any such committee may have and may exercise the powers and authority of the Members of the Company. Unless otherwise prescribed by the Members, a majority of the members of the committee shall constitute a quorum for the transaction of business, and the act of a majority of the members of the committee present at a meeting of the committee at which there is a quorum shall be the act of such committee. In addition, the Members may, by resolution adopted by a majority of the Members, elect such officers of the Company as the Members believe to be in the best interests of the Company. The officers of the Company shall have such authority and shall perform such duties as are customarily incident to their respective offices or as may be specified from time to time by resolution of the Members regardless of whether such authority and duties are customarily incident to such office.

          8. RESTRICTION ON POWERS. Notwithstanding any other provision of this Agreement and any provision of law, the Company shall not, without the consent of all of the Members (a) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent, (b) consent to the institution of bankruptcy or insolvency proceedings against it or to reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, (c) file a petition seeking reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency,
(d) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a part of its property, (e) make a general assignment for the benefit of creditors, (f) admit in writing its inability to pay its debts generally as they become due, or (g) take any action in furtherance of the actions set forth in clauses (a) through
(f) of this Section 8.

          9. DISSOLUTION. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following: (a) the written consent of all of the Members, (b) the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event which terminates the continued membership of a Member in the Company, unless within ninety days after the occurrence of such an event, the remaining Member or Members agree or agrees in writing to continue the business of the Company and to the appointment, effective as of the date of such event, of one or more additional Members, or (c) the entry of a decree of judicial dissolution under
Section 18-802 of the Act.

          10. CAPITAL CONTRIBUTIONS. Capital contributions shall be made by the Members at the times and in the amounts determined by the Members, and may be made in cash or other property as determined by the Members.

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          11.  ADDITIONAL CONTRIBUTIONS.  No Member is required to make any additional capital contribution to the Company.

          12. ALLOCATION OF PROFITS AND LOSSES. The Company's profits and losses shall be allocated in proportion to the capital contributions of the Members.

          13. DISTRIBUTIONS. At the time determined by the Members, but at least once during each fiscal year, the Members shall cause the Company to distribute any cash held by it which is not reasonably necessary for the operation of the Company. Cash available for distribution shall be distributed to the Members in the same proportion as their then capital contributions.

          14. RESTRICTIONS ON TRANSFER. No Member may transfer, sell, assign, pledge, encumber or otherwise dispose of any part of its membership interest without the consent of the other Members.

          15. LIABILITY OF MEMBERS. The Members shall not have any liability for the obligations or liabilities of the Company except to the extent provided in the Act.

          16. GOVERNING LAW. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

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          17.  COUNTERPARTS.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the 22nd day of December, 1997.


                              ALM HOLDINGS INC.



                    By:
                         ------------------------------------
                              Name:     Randall J. Weisenburger
                              Title:    President and Chief
                                          Executive Officer


                              U.S. EQUITY PARTNERS, L.P.
                                 by its general partner,
                              WP Management Partners, LLC


                    By:
                         -----------------------------------------
                              Name:     Randall J. Weisenburger
                              Title:    President and Chief
                                          Executive Officer


                              U.S. EQUITY PARTNERS (OFFSHORE), L.P.
                                 by its general partner,
                              WP Management Partners, LLC


                    By:
                         -----------------------------------------
                              Name:     Randall J. Weisenburger
                              Title:    President and Chief
                                          Executive Officer


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